Biote Reports Second Quarter 2026 Financial Results

Continued progress in advancing strategic initiatives

Updates full-year outlook

Second Quarter 2026 Financial Highlights

•
Revenue of $44.2 million
•
Gross profit margin of 65.4%
•
Net loss of $(7.4) million and diluted loss per share attributable to biote Corp. stockholders of $(0.23), compared to net income of $3.9 million and diluted earnings per share attributable to biote Corp. stockholders of $0.10 in the second quarter of 2025
•
Adjusted EBITDA1 of $5.6 million and Adjusted EBITDA margin1 of 12.6%

IRVING, TX–(BUSINESS WIRE)–August 5, 2026–Biote (NASDAQ: BTMD), a leader in innovative hormone optimization and healthy aging solutions that advance the healthspan of our practitioners’ patients, today announced financial results for the second quarter ended June 30, 2026.

“Over the past year Biote has achieved meaningful progress in advancing our strategic initiatives, driving fundamental improvements that we believe position the Company to achieve sustainable procedure revenue growth,” said Bob Peterson, Biote’s interim Chief Executive Officer. “While not yet evident in our financial results, these foundational improvements have strengthened the core of our business and enhanced our resiliency, which we expect will drive improved financial performance in the second half.”

Mr. Peterson continued, “Our second quarter results primarily reflect continued impacts from the voluntary product recall, which affected revenue and margin. Underpinned by our leadership position and continued innovation, we remain focused on driving growth.”

2026 Second Quarter Financial Review

(All financial result comparisons made are against the prior-year period unless otherwise noted)

Total revenue was $44.2 million, a decrease of 9.5% from $48.9 million. Procedure revenue declined 13.9% to $30.3 million, and was impacted by the voluntary recall initiated in January 2026 of certain hormone pellets shipped by Asteria Health. Dietary supplements revenue grew 5.7% to $11.4 million.

Gross profit margin was 65.4%, as compared to 71.6%, as a result of impacts from the voluntary recall, which included the sourcing of replacement products from our third-party pellet suppliers at higher costs and reduced manufacturing efficiencies at Asteria Health.

_____________________________

1Adjusted EBITDA and Adjusted EBITDA margin are non-GAAP financial measures. Please see “Discussion of non-GAAP Financial Measures” for additional information on non-GAAP financial measures and a reconciliation to the most comparable GAAP measure.

Operating income (loss) declined to a loss of $(3.5) million, from income of $10.8 million. Operating income (loss) decreased due to lower revenue and gross profit, as well as higher operating expenses.

Net loss was $(7.4) million and diluted loss per share attributable to biote Corp. stockholders was $(0.23), as compared to net income of $3.9 million and diluted earnings per share attributable to biote Corp. stockholders of $0.10. Net income (loss) included a loss of $(0.8) million and $(1.8) million for the second quarter of 2026 and 2025, respectively, due to changes in the fair value of the earnout liabilities.

Adjusted EBITDA of $5.6 million decreased from $15.2 million and Adjusted EBITDA margin decreased to 12.6% from 31.1%. Both Adjusted EBITDA and Adjusted EBITDA margin decreased due to lower revenue, reduced gross profit and higher operating expenses.

Summary and 2026 Financial Outlook

Mr. Peterson concluded, “Our strategic initiatives program continues to guide the Company, and we are confident the foundational work completed over the past year has strengthened our business. As we enter the second half of 2026, we are moving into the next phase of our strategic roadmap, which is designed to drive deeper operational improvements that restore growth and improve the consistency of our financial performance. Key areas of focus include enhancing the practitioner experience; accelerating sales productivity; and driving growth across our network.

In terms of our 2026 outlook, we expect procedure revenue to show sequential improvement in both the third and fourth quarters, benefiting from a return to normalized inventory levels at Asteria Health. However, the impacts from the voluntary product recall earlier in the year have delayed our expected return to year-over-year procedure revenue growth. As a result, we are revising our full‑year financial outlook to reflect our first half performance and our current expectations for the remainder of the year. We remain focused on executing our strategy with discipline and continuing to advance the long‑term fundamentals of the business.”

($ in millions)	2026 Guidance
Revenue	Above $175 million
Adjusted EBITDA[2]	Above $25 million

•
Procedure revenue is expected to improve sequentially in both the third and fourth quarters, versus prior guidance that anticipated a return to year-over-year growth in the second half. However, year-over-year procedure revenue in these periods is still expected to be negative due to the first-half disruption of the voluntary recall affecting near-term performance.
•
2026 Dietary supplements revenue is expected to grow at a mid to high single digit rate from 2025, unchanged from prior guidance.

_____________________________

2 Please see “Forward-Looking Non-GAAP Financial Measures" below for additional information about forward-looking Adjusted EBITDA.

Conference Call:

Biote management will host a conference call to review these results and provide a business update beginning at 5:00 p.m. ET on Wednesday, August 5, 2026. To access the conference call by telephone, please dial (646) 307-1963 (U.S toll-free) or (800) 715-9871 (International) and reference conference ID:

1792102. To access a live webcast of the call, interested parties may use the following link: biote Corp. Second Quarter Earnings Call. A replay of the webcast will be available on the Events page of the Biote Investor Relations website, at ir.biote.com, shortly after the event concludes.

Discussion of Non-GAAP Financial Measures

To provide investors with additional information regarding our financial results, Biote has disclosed Adjusted EBITDA, a non-GAAP financial measure that it calculates as net income (loss) before interest, taxes and depreciation and amortization, further adjusted to exclude stock-based compensation, litigation expenses, legal settlements, inventory fair value write-up, transaction-related expenses, restructuring-related expenses, certain other expenses, merger and acquisition expenses, fair value adjustments to certain equity instruments classified as liabilities and other expenses. Below we have provided a reconciliation of Adjusted EBITDA to net income (loss), the most directly comparable GAAP financial measure.

We present Adjusted EBITDA and Adjusted EBITDA margin because it is a key measure used by our management to evaluate our operating performance, generate future operating plans and determine payments under compensation programs. Accordingly, we believe that Adjusted EBITDA and Adjusted EBITDA margin provide useful information to investors and others in understanding and evaluating our operating results in the same manner as our management.

Adjusted EBITDA and Adjusted EBITDA margin have limitations as analytical tools, and you should not consider them in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are as follows:

•
Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA and Adjusted EBITDA margin do not reflect cash capital expenditure requirements for such replacements of our assets;
•
Adjusted EBITDA and Adjusted EBITDA margin do not reflect changes in, or cash requirements for, our working capital needs; and
•
Adjusted EBITDA and Adjusted EBITDA margin do not reflect tax payments that may represent a reduction in cash available to us.

In addition, Adjusted EBITDA and Adjusted EBITDA margin are subject to inherent limitations as it reflects the exercise of judgment by Biote’s management about which expenses are excluded or included. A reconciliation is provided in the financial statement tables included below in this press release for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Because of these limitations, you should consider Adjusted EBITDA and Adjusted EBITDA margin alongside other financial performance measures, including net income (loss) and our other GAAP results.

Forward-Looking Non-GAAP Financial Measures

The Company does not provide a reconciliation of forward-looking non-GAAP financial measures to their comparable GAAP financial measures because it could not do so without unreasonable effort due to the unavailability of certain information needed to calculate reconciling items. For example, the Company has not included a reconciliation of projected Adjusted EBITDA to GAAP net income (loss), which is the most directly comparable GAAP measure, for the periods presented in reliance on the unreasonable efforts exception provided under Item 10(e)(1)(i)(B) of Regulation S-K. The Company’s projected Adjusted EBITDA excludes certain items that are inherently uncertain and difficult to predict including, but not limited to, share-based compensation expense, income taxes, due diligence expenses and legal expenses. Due to the variability, complexity and limited visibility of the adjusting items that would be excluded from projected Adjusted EBITDA in future periods, management does not forecast them for internal use and therefore cannot create a quantitative projected Adjusted EBITDA to GAAP net income (loss) reconciliation for the periods presented without unreasonable efforts. A quantitative reconciliation of projected Adjusted EBITDA to GAAP net income (loss) for the periods presented would imply a degree of precision and certainty as to these future items that does not exist and could be confusing to investors. From a qualitative perspective, it is anticipated that the differences between projected Adjusted EBITDA to GAAP net income (loss) for the periods presented will consist of items similar to those described in the financial tables later in this release, including, for example and without limitation, share-based compensation expense, income taxes, due diligence expenses and legal expenses. The timing and amount of any of these excluded items could significantly impact the Company’s GAAP net income (loss) for a particular period. When planning, forecasting and analyzing future periods, the Company does so primarily on a non-GAAP basis without preparing a GAAP analysis.

About Biote

Biote advances the healthspan of our Practitioners’ patients by providing innovative hormone optimization and healthy aging solutions. Through our network of Biote certified providers, we collaborate with leading clinicians to restore vitality and promote vibrant aging.

Forward-Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Some of the forward-looking statements can be identified by the use of forward-looking words. Statements that are not historical in nature, including the words “may,” “can,” “should,” “will,” “outlook,” “estimate,” “plan,” “project,” “forecast,” “intend,” “expect,” “anticipate,” “hope,” “believe,” “seek,” “target,” “continue,” “could,” “might,” “ongoing,” “potential,” “predict,” “would” and other similar expressions, are intended to identify forward-looking statements. Forward-looking statements are predictions, projections and other statements about future events that are based on current expectations and assumptions and, as a result, are subject to risks and uncertainties. Many factors could cause actual results or developments to differ materially from those expressed or implied by such forward-looking statements, including but not limited to: our investment in our sales and technology capabilities and its anticipated benefits on our business; anticipated benefits and successful execution of our organizational restructuring; the success of our dietary supplements to attain significant market acceptance among clinics, practitioners and their patients; our ability and the ability of certain third parties to effectively support the manufacturing of bio-identical hormones for prescribers; including the impact of the voluntary product recall of certain hormone pellets and our continued reliance on third-party pellet suppliers; our and our customers’ sensitivity to regulatory, economic, environmental and competitive conditions in certain geographic regions; our ability to increase the use by practitioners and clinics of the Biote Method at the rate that we anticipate or at all; our ability to grow our business; the significant competition we face in our industry; the impact of strategic acquisitions and the implementation of our growth strategies; our ability to protect our intellectual property; the heavy regulatory oversight in our industry; changes in applicable laws or regulations; changes to international tariffs, U.S. trade policy or similar government actions; geopolitical tensions; the inability to profitably expand in existing markets and into new markets; our ability to achieve the financial guidance provided in this press release or the possibility that we may need to further revise such guidance; and the possibility that we may be adversely impacted by other economic, business and/or competitive factors, including the impact of hurricane and other natural disasters; and future exchange and interest rates. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and other risks and uncertainties described in the “Risk Factors” section of Biote’s Annual Report on Form

10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission (the “SEC”) on March 13, 2026, as supplemented by Biote's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2026, and other documents filed by Biote from time to time with the SEC. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and Biote assumes no obligation and does not intend to update or revise these forward-looking statements, whether as a result of new information, future events, or otherwise. Biote does not give any assurance that it will achieve its expectations.

Financial Tables

Biote Corp.

Condensed Consolidated Balance Sheets (In Thousands) (Unaudited)

	June 30,	December 31,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$11,168	$24,123
Accounts receivable, net	7,810	6,868
Inventory, net	18,331	19,064
Other current assets	5,731	4,615
Total current assets	43,040	54,670
Property and equipment, net	12,847	10,753
Capitalized software, net	4,897	4,525
Goodwill	5,833	5,833
Intangible assets, net	3,649	4,266
Operating lease right-of-use assets	6,846	2,701
Deferred tax assets, net	24,515	24,793
Other non-current assets	72	72
Total assets	$101,699	$107,613

Liabilities and Stockholders’ Deficit
Current liabilities:
Accounts payable	$6,576	$6,826
Accrued expenses	14,321	9,806
Term loan, current	3,125	6,250
Deferred revenue, current	2,623	3,017
Earnout liabilities, current	2,750	—
Operating lease liabilities, current	705	592
Share repurchase liabilities	—	18,500
Total current liabilities	30,100	44,991
Term loan, net of current portion	118,377	95,782
Revolving loans	—	5,000
Deferred revenue, net of current portion	791	1,097
Operating lease liabilities, net of current portion	6,433	2,298
Other non-current liability	—	344
TRA liability	4,190	4,386
Earnout liabilities	—	4,112
Total liabilities	159,891	158,010
Commitments and contingencies
Stockholders’ Deficit
Preferred stock	—	—
Class A common stock	3	3
Class V voting stock	1	1
Additional paid-in capital	—	—
Accumulated deficit	(50,941)	(49,549)
Accumulated other comprehensive loss	(25)	(29)
Treasury stock, at cost	(14,828)	(8,965)
biote Corp.’s stockholders’ deficit	(65,790)	(58,539)
Noncontrolling interest	7,598	8,142
Total stockholders’ deficit	(58,192)	(50,397)
Total liabilities and stockholders’ deficit	$101,699	$107,613

Biote Corp.

Condensed Consolidated Statements of Operations and Comprehensive Income (Loss) (In Thousands, except share and per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Revenue:
Product revenue	$43,381	$47,657	$87,276	$94,682
Service revenue	851	1,206	1,891	3,173
Total revenue	44,232	48,863	89,167	97,855
Cost of revenue
Cost of products	14,301	12,811	27,046	24,465
Cost of services	1,013	1,064	2,250	2,020
Cost of revenue	15,314	13,875	29,296	26,485
Selling, general and administrative	32,426	24,223	60,213	50,915
Income (loss) from operations	(3,508)	10,765	(342)	20,455
Other income (expense), net:
Interest expense, net	(2,183)	(2,852)	(4,155)	(5,757)
Loss on extinguishment of debt	(648)	—	(648)	—
Gain (loss) from change in fair value of earnout liabilities	(787)	(1,832)	1,362	8,856
Other income (expense), net	(6)	(6)	(11)	(24)
Total other income (expense), net	(3,624)	(4,690)	(3,452)	3,075
Income (loss) before provision for income taxes	(7,132)	6,075	(3,794)	23,530
Income tax expense	296	2,150	958	3,766
Net income (loss)	(7,428)	3,925	(4,752)	19,764
Less: Net income (loss) attributable to noncontrolling interest	(865)	740	(466)	2,861
Net income (loss) attributable to biote Corp. stockholders	$(6,563)	$3,185	$(4,286)	$16,903

Other comprehensive income:
Foreign currency translation adjustments	2	9	4	5
Other comprehensive income	2	9	4	5
Comprehensive income (loss)	$(7,426)	$3,934	$(4,748)	$19,769

Net income (loss) per common share
Basic	$(0.23)	$0.10	$(0.14)	$0.54
Diluted	$(0.23)	$0.10	$(0.14)	$0.46
Weighted average common shares outstanding
Basic	28,626,136	31,625,485	29,630,665	31,556,017
Diluted	28,626,136	31,743,162	29,630,665	36,959,274

Biote Corp.

Condensed Consolidated Statements of Cash Flows (In Thousands) (Unaudited)

	Six Months Ended June 30,
	2026	2025
Operating Activities
Net income (loss)	$(4,752)	$19,764
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	1,943	1,767
Bad debt (recovery) expense	(771)	962
Amortization of debt issuance costs	378	412
Provision for (recovery of) obsolete inventory	(1,388)	1,100
Non-cash lease expense	340	268
Non-cash interest on share repurchase liability	—	1,986
Share-based compensation expense	3,728	4,313
Gain from change in fair value of earnout liabilities	(1,362)	(8,856)
Loss on extinguishment of debt	648	—
Deferred income taxes	340	1,285
Changes in operating assets and liabilities:
Accounts receivable	(171)	(2,406)
Inventory	2,121	1,613
Other assets	(1,116)	(2,387)
Accounts payable	(250)	(1,950)
Deferred revenue	(700)	(60)
Accrued expenses	4,171	(3,910)
Payments pursuant to TRA	(196)	(93)
Operating lease liabilities	(237)	(255)
Net cash provided by operating activities	2,726	13,553
Investing Activities
Purchases of property and equipment	(2,919)	(3,439)
Purchases of capitalized software	(873)	(371)
Net cash used in investing activities	(3,792)	(3,810)
Financing Activities
Repurchases of Class A common stock	(5,863)	—
Borrowings on revolving loans	12,500	—
Repayments on revolving loans	(17,500)	—
Principal repayments on term loan	(1,563)	(3,125)
Borrowings on term loan	125,000	—
Extinguishment of debt	(101,562)	—
Debt issuance costs	(3,431)	—
Payments on repurchase liability	(18,500)	(25,081)
Proceeds from exercise of stock options	—	226
Issuance of stock under purchase plan	47	72
Distributions	(1,021)	(1,581)
Net cash used in financing activities	(11,893)	(29,489)
Effect of exchange rate changes on cash and cash equivalents	4	5
Net decrease in cash and cash equivalents	(12,955)	(19,741)
Cash and cash equivalents at beginning of period	24,123	39,342
Cash and cash equivalents at end of period	$11,168	$19,601
Supplemental Disclosure of Cash Flow Information
Cash paid for interest	$2,774	$4,022
Cash paid for income taxes	$1,726	$2,508

Biote Corp.

Reconciliation of Adjusted EBITDA to Net Income (Loss) (Unaudited)

The following table presents a reconciliation of net income (loss) to Adjusted EBITDA, as well as the calculation of net income (loss) margin and Adjusted EBITDA margin, for each of the periods indicated.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(in thousands)	2026	2025	2026	2025
Net income (loss)	$(7,428)	$3,925	$(4,752)	$19,764
Interest expense, net(1)	2,183	2,852	4,155	5,757
Income tax expense	296	2,150	958	3,766
Depreciation and amortization(2)	963	910	1,943	1,767
Share-based compensation expense(3)	1,970	2,186	3,728	4,313
Litigation expenses-former owner(4)	—	82	2	232
Litigation-other(5)	83	427	785	892
Legal settlement and related expenses(6)	5,065	(262)	5,590	(226)
Restructuring-related expenses(7)	—	555	—	555
Other expenses(8)	957	517	2,444	852
Merger and acquisition expenses(9)	37	—	147	110
Loss on extinguishment of debt(10)	648	—	648	—
Loss (gain) from change in fair value of earnout liabilities	787	1,832	(1,362)	(8,856)
Adjusted EBITDA	$5,561	$15,174	$14,286	$28,926
Total revenue	$44,232	$48,863	$89,167	$97,855
Net income (loss) margin(11)	-16.8%	8.0%	-5.3%	20.2%
Adjusted EBITDA margin(12)	12.6%	31.1%	16.0%	29.6%
(1)
Represents cash and non-cash interest on our debt obligations, commitment fees on the unused portion of our Revolving Loans, net of interest income earned on our money market account. For the three and six months ended June 30, 2025, interest expense, net included $0.9 million and $2.0 million of accreted interest related to the share repurchase liability. There was no accreted interest for the three and six months ended June 30, 2026.
(2)
Represents depreciation expense on property and equipment, amortization expense on capitalized software and amortization expense on purchased intangible assets. Depreciation expense of $0.2 million and $0.06 million for the three months ended June 30, 2026 and 2025, respectively, and $0.4 million and $0.07 million for the six months ended June 30, 2026 and 2025, respectively, was included in cost of products.
(3)
Represents employee compensation expense associated with equity-based stock awards. This includes expense associated with equity incentive instruments including phantom stock awards, stock options and restricted stock units.
(4)
Represents legal expenses to defend the Company against claims asserted by the Company’s former owner.
(5)
Represents litigation expenses other than those incurred in connection with claims asserted by the Company’s former owner that are not related to the Company’s ongoing business.
(6)
Represents legal expenses incurred in connection with litigation settlement gains or losses.
(7)
Represents restructuring costs incurred during the three and six months ended June 30, 2025 related to a workforce reduction primarily within our commercial organization. No such restructuring costs were incurred during the three and six months ended June 30, 2026.
(8)
Represents $0.8 million and $2.2 million incurred during the three and six months ended June 30, 2026, respectively, related to the January 2026 Voluntary Recall and primarily consists of a $0.6 million and $1.6 million, respectively, impact to cost of revenue and a $0.1 million and $0.7 million, respectively, impact to selling, general and administrative costs. For the three and six months ended June 30, 2025, this represents executive severance costs of $0.5 million and a realized foreign currency loss of less than $0.01 million and strategic consulting and legal expenses related to the CEO transition of $0.3 million for the six months ended June 30, 2025.
(9)
Represents legal fees totaling $0.04 million and $0.1 million incurred during the three and six months ended June 30, 2026 related to strategic opportunities to expand the business. For the six months ended June 30, 2025 this amount represents legal fees and professional fees totaling $0.1 million incurred to finalize the purchase price allocation of Asteria Health and for other strategic opportunities to expand the business.
(10)
Represents the remaining unamortized portion of the debt issuance costs related to the Credit Agreement written off upon executing the Amended Credit Agreement with Truist Bank.
(11)
Net income margin is defined as net income divided by total revenue.

(12)
Adjusted EBITDA margin is defined as adjusted EBITDA divided by total revenue.

Investor Relations:

Eric Prouty

AdvisIRy Partners

eric.prouty@advisiry.com

Media:

Press@biote.com